UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 414-524-1200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, the Board of Directors (the “Board”) of Johnson Controls, Inc. (the “Company”) elected Julie L. Bushman to the Board effective upon the close of the Board meeting on that date. Also at that time, the Board appointed Ms. Bushman to serve as a member of the Audit and Corporate Governance Committees of the Board.

Ms. Bushman is Executive Vice President Safety & Graphics Business of 3M Company, St. Paul, Minnesota (diversified technology company), and has served in that capacity since October 2012. Ms. Bushman served as Executive Vice President Safety, Security and Protection Services Business of 3M Company from 2011 to October 2012, as Vice President and General Manager, Occupational Health and Environmental Safety Division of 3M Company from 2007 to 2011, and as Division Vice President, Occupational Health and Environmental Safety Division from 2006 to 2007.

There are no arrangements or understandings between Ms. Bushman and any other person pursuant to which Ms. Bushman was elected a director. There are no transactions in which Ms. Bushman has an interest requiring disclosure on the part of the Company under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Board of Directors has made a determination that Ms. Bushman is independent pursuant to the listing standards of the New York Stock Exchange as well as the Company’s Corporate Governance Guidelines.

The Company’s Non-Employee Director Compensation Policy, as amended as of January 1, 2012, is applicable to Ms. Bushman. In connection with Ms. Bushman’s election to the Board on November 14, 2012, she will receive a pro rata portion of the current $110,000 annual cash retainer the Company pays to its non-employee directors as well as a pro rata portion of the annual $130,000 retainer that is paid in shares of the Company’s common stock. The shares of common stock will be issued pursuant to the Johnson Controls, Inc. 2003 Stock Plan for Outside Directors.

The Board also took action at the November 14, 2012 meeting to increase the size of the Board from 11 to 12 members; the Board elected Ms. Bushman as a director to fill the vacancy created by the increase in the number of directors. This action did not require an amendment to the Company’s By-Laws because the By-Laws provide for a range in the size of the Board of not less than 9 nor more than 13 members, with the Board being required to determine the size of the Board within this range by resolution.

A copy of the press release announcing Ms. Bushman’s election to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, Robert L. Barnett and Robert A. Cornog will retire from the Board effective December 31, 2012, consistent with the retirement policy under the Company’s Corporate Governance Guidelines. Mr. Barnett has served as a director since 1986. Mr. Cornog has served as a director since 1992 and as Lead Director since 2010.

The Board also acted at the November 14, 2012 meeting to reduce its size from 12 to 10 members effective upon the retirements of Messrs. Barnett and Cornog from the Board effective December 31, 2012.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

Date: November 16, 2012		/s/ Jerome D. Okarma

	Name:	Jerome D. Okarma
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 14, 2012